--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) December 31, 2003


                          Allied Waste Industries, Inc.
               (Exact name of registrant as specified in charter)



                                    Delaware
                 (State or other jurisdiction of incorporation)


                 1-14705                                  88-0228636

        (Commission File Number)              (IRS Employer Identification No.)


15880 N. Greenway-Hayden Loop, Suite 100
           Scottsdale, Arizona                              85260
(Address of principal executive offices)                   (Zip Code)


        Registrant's telephone number, including area code (480) 627-2700

                                 Not Applicable
          (Former name or former address, if changed since last report)


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Item 7.     Financial Statements and Exhibits
            (a)  Not applicable
            (b)  Not applicable
            (c)  Exhibits
                 99.1 Press Release issued February 10, 2004
                 99.2 Unaudited Supplemental Data



Item 12.    Disclosure of Results of Operations and Financial Condition

On February 10, 2004, Allied Waste Industries, Inc. issued a press release announcing its financial results for the three months and the year ended December 31, 2003. The press release is furnished as Exhibit 99.1. Additionally, we have furnished unaudited supplemental data as Exhibit 99.2.











                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Allied Waste Industries, Inc., has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                     ALLIED WASTE INDUSTRIES, INC.


  By:                    /s/ PETER S. HATHAWAY
         ------------------------------------------------------
                           Peter S. Hathaway
          Executive Vice President & Chief Financial Officer



Date:  February 10, 2004

                                                                    EXHIBIT 99.1

Contact: Michael Burnett
         Vice President, Investor Relations
         480-627-2785

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------




         ALLIED WASTE REPORTS FOURTH QUARTER AND FULL YEAR 2003 RESULTS

                          AND ESTABLISHES 2004 OUTLOOK

Scottsdale, AZ - February 10, 2004 - Allied Waste Industries, Inc. (NYSE: AW), a leading waste services company, today reported financial results for the fourth quarter and year ended December 31, 2003, and also announced its outlook for the full year 2004. Allied Waste highlighted the following information from its reported financial results:

o Revenues for the three months and year ended December 31, 2003 were $1.313 billion and $5.248 billion, respectively;

o Operating income for the three months and year ended December 31, 2003 was $243 million and $1.035 billion, respectively;

o Operating income before depreciation and amortization* for the three months and year ended December 31, 2003 was $384 million and $1.581 billion, respectively;

o Cash flow from operations for the three months and year ended December 31, 2003 was $179 million and $784 million, respectively;

o Free cash flow* for the three months and year ended December 31, 2003 was $71 million and $330 million, respectively;

o Debt at December 31, 2003 net of the cash balance of $445 million was $7.79 billion, representing a $205 million decrease in net debt during the fourth quarter and $913 million for the year; and

o Net loss from continuing operations was ($2.29) per share in the fourth quarter of 2003 (which includes the one-time ($2.26) per share dilutive impact for the non-cash conversion of the Series A Preferred Stock and the ($0.08) per share dilutive net impact for costs incurred to repay debt prior to maturity and the impact of de-designated interest rate swap contracts).

Revenues for the fourth quarter 2003 increased by $23 million or 1.7% to $1.313 billion from $1.290 billion in the fourth quarter 2002. The increase in revenue resulted from an $11 million, or 0.9%, increase in same store average unit price and an increase in same store volumes of $5 million or 0.4%. Additionally, recycling revenue increased by $8 million, which was partially offset by a $1 million net decrease in revenue primarily from divestitures in 2003.

For the fourth quarter ended December 31, 2003, operating income before depreciation and amortization* was $384 million, compared to $427 million in the fourth quarter of 2002. Operating income for the fourth quarter 2003 was $243 million, compared to $308 million for the fourth quarter 2002. The decreases in operating income and operating income before depreciation and amortization* were primarily due to year-over-year increases in operating costs that outpaced the company's initiatives to increase the prices of its services. Net loss from continuing operations was ($2.29) per share in the fourth quarter of 2003. This net loss includes the one-time ($2.26) per share dilutive impact of the non-cash conversion of the Series A Preferred Stock and an ($0.08) per share dilutive net impact for costs incurred to repay debt prior to maturity and to reflect de-designated interest rate swap contracts. The conversion of the Series A Preferred Stock was approved by shareholders and completed on December 18, 2003. This non-cash charge had no impact on total stockholders' equity. This fourth quarter 2003 net loss compares to net income from continuing operations of $0.14 per share in the fourth quarter of 2002, which included a ($0.06) per share dilutive net impact for costs incurred to repay debt prior to maturity, the impact of de-designated interest rate swap contracts and after tax loss on divestitures.

Cash flow from operations in the fourth quarter 2003 was $179 million, compared to $240 million in the fourth quarter 2002. During the fourth quarter 2003, free cash flow* was $71 million, compared to $139 million in the fourth quarter 2002 and debt, net of cash balances, decreased by $205 million to $7.79 billion. The decreases in the cash flow metrics are primarily due to the year-over-year reduction in operating income before depreciation and amortization*, and variability in capital expenditures and cash taxes, partially offset by a reduction in cash interest due to the continued reduction of debt.

For the year ended December 31, 2003, operating income before depreciation and amortization* was $1.581 billion on revenues of $5.248 billion compared to operating income before depreciation and amortization* of $1.698 billion on revenues of $5.191 billion for the year ended December 31, 2002. For the year ended December 31, 2003, operating income was $1.035 billion compared to $1.220 billion for the year ended December 31, 2002. For the year ended December 31, 2003, net loss from continuing operations was ($2.36) per share (which includes the one-time ($2.43) per share dilutive impact for the non-cash conversion of the Series A Preferred Stock and the ($0.25) per share dilutive net impact for costs incurred to repay debt prior to maturity and the impact of de-designated interest rate swap contracts) compared to net income from continuing operations of $0.62 per share for the year ended December 31, 2002 (which includes the ($0.20) per share dilutive net impact for costs incurred to repay debt prior to maturity, the impact of de-designated interest rate swap contracts and includes an after tax loss on divestitures).

For the year ended December 31, 2003, free cash flow* was $330 million and cash flow from operations was $784 million compared to free cash flow* of $427 million and cash flow from operations of $977 million for the year ended December 31, 2002. The decreases in the cash flow metrics are primarily due to the year over year reduction in operating income before depreciation and amortization* and the variability in working capital, partially offset by a reduction in cash interest due to the continued debt reduction.

During 2003, outstanding debt decreased to $8.2 billion from $8.9 billion at December 31, 2002 and the cash balance increased to $445 million from $179 million at December 31, 2002 resulting in a reduction in debt, net of cash, for the year of $913 million. The reduction in debt is the result of the application of free cash flow, net proceeds from divestitures and capital markets transactions.

In  the  fourth  quarter  of  2003,  Allied  Waste  classified  as  Discontinued
Operations the results of certain Virginia operations and certain Florida operations that were sold or held for sale in December. Prior period results have been reclassified to Discontinued Operations, as well as the results of certain operations for companies divested earlier in 2003. Included in the Discontinued Operations of $18.9 million for the three months ended December 31, 2003 is a $21.2 million after-tax loss on the divestiture and $2.3 million of net income. Included in Discontinued Operations of $11.5 million for the year ended December 31, 2003 is a $29.0 million after-tax loss on the divestiture and $17.5 million of net income.

"For Allied Waste, 2003 reflected a continuation of strong cash flow generation and the return of both positive price and volume metrics for the first time in over two years, despite the fact that the industry has not yet experienced the full benefits of an economic recovery," said Tom Van Weelden, Chairman and CEO of Allied Waste. "Our financing plan for 2003 was successfully implemented resulting in a strengthened capital structure, greater liquidity and improved cash flow, including a $100 million reduction in interest in 2004."

"In 2004," continued Mr. Van Weelden, "operating cost control measures, economic recovery and reduced interest costs should reflect favorably on cash flow and earnings."

Outlook for 2004

The following table presents the outlook for 2004 compared against actual results from 2003:

(In millions, except percentages)

FREE CASH FLOW*:
                                                                 2004 Outlook               2003 Actual
                                                               ----------------           ---------------

 Operating income before depreciation and amortization*       $1,600 - $1,640                    $1,581
 Non-cash items                                                            65                        56
 Cash interest                                                           (625)                     (742)
 Cash taxes                                                               (50)                      (40)
 Dividends                                                                (20)                      (10)
 CPC and environmental expenditures                                       (95)                      (75)
 Capital expenditures                                                    (585)                     (492)
 Working capital                                                            -                        52
                                                              ----------------             -------------
       Free Cash Flow*                                              290 - 330                       330


 Proceeds from divestitures, net                                           45                       250
 Debt issuance / repurchase cost                                          (60)                     (101)
 Proceeds from equity issuance and other                                    -                       434
 (Increase) decrease in cash balance                                      390                      (265)
                                                              ----------------             -------------
         Debt repayment                                            $  665-705                      $648


SUPPLEMENTAL OPERATING DATA:                                      2004 Outlook              2003 Actual
                                                              ----------------              ------------
          Internal growth                                                 3.0%                      1.5%
          SG&A as a percent of revenue                                    9.5%                      9.1%
          D&A as a percent of revenue                                    10.2%                     10.4%
          Effective tax rate                                               43%                       44%
          Weighted Average Shares Outstanding (1)                         350                       204

(1) The 2004 Outlook reflects the conversion of the Series A Preferred Stock into common shares and the assumed conversion of the Series C Mandatory Convertible Preferred Stock for EPS purposes, neither of which is reflected in 2003.

Allied Waste noted that, consistent with the historical quarterly results of the business, the first quarter of 2004 is expected to reflect a normal seasonal downturn, followed by a positive upswing in the second and third quarters, and a downturn again in the fourth quarter.

Allied Waste has filed supplemental data on Form 8-K that is accessible on the Company's website or through the SEC EDGAR System.

Allied Waste will host a conference call related to the fourth quarter and year end results on Tuesday, February 10th at 5:00 p.m. ET. The call will be broadcast live over the Internet on the Company's website: www.alliedwaste.com. A replay of the call will be available on the site after the call.

Allied Waste Industries, Inc., a leading waste services company, provides collection, recycling and disposal services to residential, commercial and industrial customers in the United States. As of December 31, 2003, the Company served customers through a network of 313 collection companies, 165 transfer stations, 166 active landfills and 57 recycling facilities in 37 states.


*Non-GAAP Financial Measures

In addition to disclosing financial results in accordance with generally accepted accounting principles (GAAP), the Company also discloses operating income before depreciation and amortization and free cash flow, which are non-GAAP measures. We believe that our presentation of operating income before depreciation and amortization is useful to investors because it is an indicator of the strength and performance of our ongoing business operations, including our ability to fund capital expenditures and our ability to incur and service debt. While depreciation and amortization are considered operating costs under GAAP, these expenses are non-cash and primarily represent the allocation of costs associated with long-lived assets acquired or constructed in prior years. Management uses operating income before depreciation and amortization to evaluate the operations of its geographic operating areas. Following is a reconciliation of operating income before depreciation and amortization to operating income:

($ in millions)

                                   For the Three Months Ended December 31,        For the Year Ended December 31,
                                  ----------------------------------------    ------------------------------------
                                         2003                 2002                 2003                 2002
                                  -------------------  -------------------    ---------------    -----------------
Operating income before
 depreciation and amortization..  $       384.2        $        427.4         $     1,580.7      $     1,698.3
Less:  Depreciation and
  amortization...................         141.3                 119.3                 546.0              478.5
                                  -------------------  -------------------    ---------------   ------------------
Operating income................. $       242.9        $        308.1         $     1,034.7     $      1,219.8
                                  ===================  ===================    ===============   ==================


                                                                      2004 Outlook Range
                                                             ---------------------------------------
Operating income before
  depreciation and amortization.............................    $     1,600.0       $      1,640.0

Less:  Depreciation and
  amortization..............................................            550.0                550.0
                                                              ---------------    -------------------

Operating income............................................    $     1,050.0       $      1,090.0
                                                              ===============    ===================


Free cash flow is defined as operating income before depreciation and amortization plus other non-cash items, less cash interest, cash dividends, cash taxes, capping, closure, post-closure and environmental expenditures, capital expenditures (other than for acquisitions) and changes in working capital.
Management believes that the presentation of free cash flow is useful to investors because it allows them to better assess and understand our ability to meet debt service requirements and the amount of recurring cash generated from operations after expenditures for fixed assets. Free cash flow does not represent the Company's residual cash flow available for discretionary expenditures since we have mandatory debt service requirements and other required expenditures that are not deducted from free cash flow. Free cash flow does not capture debt repayment and/or the receipt of proceeds from the issuance of debt. We use free cash flow as a measure of recurring operating cash flow. The most directly comparable GAAP measure to free cash flow is cash provided by operating activities from continuing operations. Following is a reconciliation of free cash flow to cash provided by operating activities from continuing operations:


($ in millions)
                                                For the Three Months Ended                  For the Year Ended
                                                       December 31,                             December 31,
                                                --------------------------------    ------------------------------------
                                                    2003              2002               2003                 2002
                                                -------------     --------------    ----------------     ---------------
 Free cash flow..............................    $   71.3          $    139.3        $        329.6         $    427.0
 Add:  Capital expenditures..................       144.8               106.7                 491.8              536.3
       Capitalized interest..................         4.1                 3.7                  15.7               20.6
       Payments of Series C Preferred
         Stock dividend......................         5.4                  --                  10.2                --

       Change in disbursement account........       (13.9)               10.1                 (10.5)              87.1
       Expenditures on non-recurring
         accruals............................          --               (18.9)                   --              (88.7)
       Premiums on debt repurchases..........       (32.2)                --                  (46.9)               --
       Other.................................        (0.7)               (0.8)                 (6.0)              (5.7)
                                                -------------     --------------    ----------------     ---------------
   Cash provided by operating activities
       from continuing operations............   $   178.8          $    240.1        $        783.9         $    976.6
                                               ==============     ==============    ================     ===============


                                                                    2004 Outlook Range
                                                              -------------------------------
   Free cash flow........................................     $    290.0         $    330.0
   Add:  Capital expenditures............................          585.0              585.0
         Capitalized interest.........................              18.0               18.0
         Payments of Series C Preferred Stock
            dividend..................................              20.0               20.0
         Change in disbursement account...............                --                 --
         Premiums on debt repurchases.................             (46.0)             (46.0)
         Other........................................                --                 --
                                                              --------------     ------------
   Cash provided by operating activities from
       continuing operations............................     $     867.0         $    907.0
                                                              ==============     ============

Allied does not intend for these non-GAAP financial measures to be considered in isolation or as a substitute for GAAP measures. Other companies may define these measures differently.



Safe Harbor for Forward-Looking Statements

This press release  includes  forward-looking  statements  within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Words such as "expects," "intends," "plans," "projects," "believes," "outlook," "estimates" and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Although we believe that the expectations reflected in these forward looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Forward-looking statements in this press release include, among others, statements regarding (a) our "Outlook for 2004", including but not limited to estimates for operating income before depreciation and amortization*, free cash flow*, and debt repayment, (b) our expectation related to variations of quarterly results and (c) the effect of cost control measures and reduced interest cost on our cash flow and earnings in 2004.

These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially including, without limitation: (1) weakness in the U.S. economy may cause a decline in the demand for the Company's services (particularly in the commercial and industrial sectors), a decline in the price of commodities sold by us, increased competitive pressure on pricing and generally make it more difficult for us to predict economic trends; (2) we may be impeded in the successful integration of acquired businesses and our market development efforts, which may cause significant increases in our waste disposal expenses; (3) we may be unsuccessful in achieving greater aggregate revenues from price increases; (4) a change in interest rates or a reduction in the Company's cash flow could impair our ability to service and reduce our debt obligations; (5) volatility in interest rates may, among other things, affect earnings due to possible mark to market changes on certain interest rate hedges;
(6) divestitures by us may not raise funds exceeding financing needed for future acquisitions or may not occur at all; (7) severe weather conditions could impair our operating results; (8) the covenants in our credit facilities and indentures may limit our ability to operate our business; (9) we could be unable to obtain required permits; (10) we may be unable to raise additional capital to meet our operational needs; (11) increases in post-closure costs could result in an increase in our operating costs; (12) we may be unable to obtain financial assurances; (13) the loss of services of any members of senior management may affect our operating abilities; (14) government regulations may increase the cost of doing business; (15) potential liabilities, including the outcome of litigation brought by government agencies, liabilities associated with our acquisitions and hazardous substance and environmental liabilities could increase costs; (16) potential increases in commodity, insurance and fuel prices may make it more expensive to operate our business; and (17) potential increases in our operating costs or disruption to our operations as a result of union initiated work stoppages.

Other factors which could materially affect such forward-looking statements can be found in the Company's periodic reports filed with the Securities and Exchange Commission, including risk factors detailed in Management's Discussion and Analysis in Allied's Form 10-K for the year ended December 31, 2002. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                          ALLIED WASTE INDUSTRIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
          (amounts in millions, except per share data and percentages)
                                   (unaudited)

                                             For the Three                         For the Three
                                             Months Ended          % of            Months Ended           % of
                                           December 31, 2003     Revenues       December 31, 2002       Revenues
                                          --------------------  -----------   ---------------------   ------------
Revenue...............................  $        1,312.5             100.0%       $     1,290.2            100.0%
Cost of operations....................             805.1              61.3%               754.7             58.5%
Selling, general and administrative
  expenses............................             123.2               9.4%               117.4              9.1%
Depreciation and amortization.........             141.3              10.8%               119.3              9.2%
Gain on divestiture of assets.........                --                --%                (9.3)(E)        (0.7)%
                                        --------------------                      ------------------
  Operating income....................             242.9              18.5%               308.1             23.9%
Interest expense and other (A)........             212.1              16.2%               203.0             15.8%
                                        --------------------                      -------------------
  Income before income taxes..........              30.8               2.3%               105.1              8.1%
Income tax expense....................              14.2               1.1%                57.4              4.4%
Minority interest.....................               0.5               0.0%                 0.2              0.0%
                                        --------------------                      -------------------
  Income from continuing operations...              16.1               1.2%                47.5              3.7%
Discontinued operations,
  net of tax(B).......................            (18.9)             (1.4)%                 6.2              0.5%
                                       --------------------                      -------------------
  Net income (loss)...................              (2.8)            (0.2)%                53.7              4.2%
Dividends on Series A Preferred Stock.             (18.4)            (1.4)%               (20.1)           (1.6)%
Dividends on Series C Preferred Stock.              (5.4)            (0.4)%                  --               --%
Non-cash conversion of Series A
  Preferred Stock (C).................            (496.6)           (37.8)%                  --               --%
                                        --------------------                      -------------------
  Net income (loss) available to
   common shareholders................  $         (523.2)           (39.8)%       $        33.6              2.6%
                                        ====================                      ===================
Weighted average common and
  common equivalent shares............             220.3                                  193.3
                                        ====================                      ===================
Income (loss) per common share from
 continuing operations................  $          (2.29)                         $        0.14
                                        ====================                      ===================

Income (loss) per common share........  $          (2.38)                         $        0.17
                                        ====================                      ===================
----------------------------------------------------------------------------------------------------------------
Operating income before depreciation
   and amortization (D).............    $          384.2             29.3%        $       427.4             33.1%
----------------------------------------------------------------------------------------------------------------

(A) Interest expense for 2003 and 2002 includes: (a) net mark to market gain on non-hedge accounting interest rate swap contracts and amortization of accumulated other comprehensive loss related to de-designated interest rate swap contracts of a net gain of $6.2 million (or $0.02 per share) and a net gain of $1.4 million (or $0.00 per share), respectively, and (b) the write-off of deferred financing costs and premiums paid in conjunction with the early repayment of debt of $37.3 million (or $0.10 per share) and $5.9 million (or $0.02 per share), respectively.

(B) Discontinued operations include the results of Florida and Virginia operations that were sold during fourth quarter 2003 as well as certain operations in Florida that were held for sale at December 31, 2003. The prior period results of operations have been reclassified to include these operations as well as certain operations in New Jersey, South Carolina, Georgia and Colorado that were divested earlier in 2003 as discontinued operations. Included in the 2003 discontinued operations is a $21.2 million after tax loss on the sale and $2.3 million of after tax net income.

(C) In December 2003, we completed the exchange of all of the Series A Preferred Stock outstanding for 110.5 million shares of our common stock. Due to a change in the original conversion terms, we were required to quantify the accounting effect of the change in conversion terms and reduce net income available to common shareholders by the corresponding amount. This amount has no effect on shareholders' equity because offsetting amounts are recorded to additional paid-in capital.

(D) Operating income before depreciation and amortization, a non-GAAP measure, is reconciled to operating income in the press release attached as Exhibit 99.1. Operating income before depreciation and amortization from discontinued operations are not reported in this amount.

(E) During the fourth quarter of 2002, we divested of certain collection operations, which resulted in a gain of $9.3 million ($8.2 million loss, after income tax expense, or $0.04 per share). The divested assets include goodwill that is non-deductible for income tax purposes. This transaction did not meet the criteria for discontinued operations reporting.

                          ALLIED WASTE INDUSTRIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
          (amounts in millions, except per share data and percentages)
                                   (unaudited)

                                             For the Twelve                          For the Twelve
                                              Months Ended           % of             Months Ended            % of
                                            December 31, 2003      Revenues        December 31, 2002        Revenues
                                           --------------------  -------------  -------------------------  ------------
Revenue................................     $        5,247.7           100.0%      $        5,190.8            100.0%
Cost of operations.....................              3,190.1            60.8%               3,039.1             58.6%
Selling, general and administrative
  expenses.............................                476.9             9.1%                 462.7              8.9%
Depreciation and amortization..........                546.0            10.4%                 478.5              9.2%
Gain on divestiture of assets..........                   --              --%                  (9.3) (F)       (0.2)%
                                          --------------------                   ----------------------
  Operating income.....................              1,034.7            19.7%               1,219.8             23.5%
Interest expense and other (A).........                832.9            15.9%                 854.0             16.5%
                                          --------------------                  -----------------------
  Income before income taxes...........                201.8             3.8%                 365.8              7.0%
Income tax expense.....................                 88.7             1.7%                 165.6              3.2%
Minority interest......................                  1.9             0.0%                   1.9              0.0%
                                          --------------------                   ----------------------
  Income from continuing operations....                111.2             2.1%                 198.3              3.8%
Discontinued operations, net of tax (B).               (11.5)          (0.2)%                  16.8              0.3%
Cumulative effect of accounting change,
  net of tax(C)........................                 29.0             0.6%                    --               --%
                                          --------------------                   ----------------------
  Net income...........................                128.7             2.5%                 215.1              4.1%
Dividends on Series A Preferred Stock..                (80.0)          (1.5)%                 (77.9)           (1.5)%
Dividends on Series C Preferred Stock..                (15.6)          (0.3)%                    --               --%
Non-cash conversion of Series A
  Preferred Stock (D)..................               (496.6)          (9.5)%                    --               --%
                                          --------------------                   ----------------------
   Net income (loss) available to common
     shareholders......................     $         (463.5)          (8.8)%      $          137.2              2.6%
                                          ====================                  ======================
 Weighted average common and
   common equivalent shares............                203.8                                  193.5
                                          ====================                  ======================
 Income (loss) per common share from
   continuing operations...............     $          (2.36)                      $           0.62
                                          ====================                  ======================

Income  (loss)  per  common  share......    $          (2.27)                      $           0.71
                                          ====================                  ======================

---------------------------------------------------------------------------------------------------------------------
Operating income before depreciation and
   amortization (E).....................    $        1,580.7            30.1%      $        1,698.3             32.7%
---------------------------------------------------------------------------------------------------------------------

(A) Interest expense for 2003 and 2002 includes: (a) net mark to market gain on non-hedge accounting interest rate swap contracts and amortization of accumulated other comprehensive loss related to de-designated interest rate swap contracts of a net gain of $24.9 million (or $0.07 per share) and a net loss of $33.0 million (or $0.10 per share), respectively, and (b) the write-off of deferred financing costs and premiums paid in conjunction with the early repayment of debt of $108.1 million (or $0.32 per share) and $16.8 million (or $0.05 per share), respectively.

(B) Discontinued operations include the results of certain operations in New Jersey, South Carolina, Georgia, Colorado, Florida and Virginia that were sold during 2003 as well as certain operations in Florida that were held for sale at December 31, 2003. The prior period results of operations have been reclassified to include these operations as discontinued operations. Included in the 2003 discontinued operations is a $29.0 million after tax loss on the sale and $17.5 million of after tax net income.

(C) Upon adoption of SFAS 143, "Accounting for Asset Retirement Obligations", a cumulative effect of change in accounting principle was recorded.

(D) In December 2003, we completed the exchange of all of the Series A Preferred Stock outstanding for 110.5 million shares of our common stock. Due to a change in the original conversion terms, we were required to quantify the accounting effect of the change in conversion terms and reduce net income available to common shareholders by the corresponding amount. This amount has no effect on shareholders' equity because offsetting amounts are recorded to additional paid-in capital.

(E) Operating income before depreciation and amortization, a non-GAAP measure, is reconciled to operating income in the press release attached as Exhibit 99.1. Operating income before depreciation and amortization from discontinued operations are not reported in this amount.

(F) During the fourth quarter of 2002, we divested of certain collection operations, which resulted in a gain of $9.3 million ($8.2 million loss, after income tax expense, or $0.04 per share). The divested assets include goodwill that is non-deductible for income tax purposes. This transaction did not meet the criteria for discontinued operations reporting.

                                                                   EXHIBIT 99.2


                          ALLIED WASTE INDUSTRIES, INC.
                               SUMMARY DATA SHEET
                          STATEMENT OF OPERATIONS DATA
                    (amounts in millions, except percentages)
                                   (unaudited)

                                                                   For the Three Months Ended December 31,
                                                                ----------------------------------------------
                                                                        2003                     2002
                                                                ---------------------    ---------------------

Revenue --
   Gross revenue...........................................      $      1,626.0          $       1,586.7
   Less intercompany revenue...............................              (313.5)                  (296.5)
                                                                ---------------------    ---------------------
    Net Revenue...........................................      $       1,312.5          $       1,290.2
                                                                =====================    =====================

Revenue Mix (based on net revenue) --
Collection --
  Residential.............................................       $        285.3          $         278.6
  Commercial..............................................                340.2                    345.1
  Roll-off................................................                290.4                    293.2
  Recycling...............................................                 51.9                     50.6
                                                                 ---------------------   ---------------------
     Total Collection.....................................                967.8                    967.5
Disposal --
  Landfill (net of $188.4 and $179.8 of intercompany).....                161.5                    147.2
  Transfer (net of $103.9 and $95.9 of intercompany)......                100.3                     99.5
                                                                 --------------------   ---------------------
     Total Disposal.......................................                261.8                    246.7
Recycling - Commodity.....................................                 52.6                     40.9
Other.....................................................                 30.3                     35.1
                                                                 ---------------------   ---------------------
    Total.................................................       $      1,312.5          $       1,290.2
                                                                 =====================   =====================

Internalization Based on Disposal Volumes.................                   72%                      71%
                                                                =====================    =====================

Landfill Volumes in Tons..................................                19,153                   18,566
                                                                =====================    =====================

Year over Year Internal Growth (excluding commodity) (a):
    Average per unit price change.........................                   0.9%                   (1.5)%
    Volume change.........................................                   0.4%                     1.5%
                                                                ---------------------    ---------------------
        Total.............................................                   1.3%                     0.0%
                                                                =====================    =====================

    Average price increases to customers (a) .............                   2.1%                     1.4%
    Volume change.........................................                 (0.8)%                   (1.4)%
                                                                ---------------------    ---------------------
        Total.............................................                   1.3%                     0.0%
                                                                =====================    =====================
Year over Year Internal Growth (including commodity) (a)..                   2.0%                   (0.8)%
                                                                =====================    =====================

(a) We believe "internal growth" as presented is more meaningful than "average price increases to customers" for evaluating the operating performance of our company. We have provided "average price increases to customers" for use as a reasonably comparable measure to other companies within our industry. Amounts exclude the impact of acquisitions and divestitures to provide a comparison of internal growth on a same store basis.

                          ALLIED WASTE INDUSTRIES, INC.
                              SUMMARY DATA SHEET
                          STATEMENT OF OPERATIONS DATA
                    (amounts in millions, except percentages)
                                   (unaudited)

                                                               For the Twelve Months Ended December 31,
                                                             ---------------------------------------------
                                                                     2003                    2002
                                                             ---------------------   ---------------------

Revenue --
 Gross revenue...........................................    $         6,510.1       $         6,369.5
 Less intercompany revenue...............................             (1,262.4)               (1,178.7)
                                                             ---------------------   ---------------------
    Net Revenue...........................................   $         5,247.7       $         5,190.8
                                                             =====================   =====================

Revenue Mix (based on net revenue) --
Collection --
  Residential.............................................   $         1,132.8       $         1,112.9
  Commercial..............................................             1,373.8                 1,397.6
  Roll-off................................................             1,185.6                 1,203.4
  Recycling...............................................               202.2                   204.0
                                                             ---------------------   ---------------------
     Total Collection.....................................             3,894.4                 3,917.9
Disposal --
  Landfill (net of $763.7 and $717.5 of intercompany).....               633.4                   586.3
  Transfer (net of $415.5 and $378.4 of intercompany).....               400.6                   384.7
                                                             ---------------------   ---------------------
      Total Disposal......................................             1,034.0                   971.0
Recycling - Commodity.....................................               194.8                   165.8
Other.....................................................               124.5                   136.1
                                                             ---------------------   ---------------------
    Total.................................................   $         5,247.7       $         5,190.8
                                                             =====================   =====================

Internalization Based on Disposal Volumes.................                 71%                     69%
                                                             =====================   =====================

Landfill Volumes in Tons..................................              76,769                  72,487
                                                             =====================   =====================

Year over Year Internal Growth (excluding commodity) (a):
    Average per unit price change.........................              (0.2)%                  (1.7)%
    Volume change.........................................                1.7%                    0.9%
                                                             ---------------------   ---------------------
        Total.............................................                1.5%                  (0.8)%
                                                             =====================   =====================

    Average price increases to customers (a) .............                1.8%                    1.8%
    Volume change.........................................              (0.3)%                  (2.6)%
                                                             ---------------------   ---------------------
        Total.............................................                1.5%                  (0.8)%
                                                             =====================   =====================

Year over Year Internal Growth (including commodity) (a)..                1.8%                  (1.1)%
                                                             =====================   =====================

(a) We believe "internal growth" as presented is more meaningful than "average price increases to customers" for evaluating the operating performance of our company. We have provided "average price increases to customers" for use as a reasonably comparable measure to other companies within our industry. Amounts exclude the impact of acquisitions and divestitures to provide a comparison of internal growth on a same store basis.

                          ALLIED WASTE INDUSTRIES, INC.
                               SUMMARY DATA SHEET
                         INTEREST EXPENSE AND OTHER DATA
                              (amounts in millions)
                                   (unaudited)


                                                     For the Three Months               For the Twelve Months
                                                      Ended December 31,                  Ended December 31,
                                                --------------------------------   ---------------------------------
                                                    2003              2002              2003              2002
                                                -------------    ---------------   ---------------   --------------


Interest Expense and Other --
Interest expense, gross..................       $    168.5      $      179.7      $      691.2      $       735.0
  Cash settlement of non-hedge accounting
    interest rate swap contracts...........           11.8              15.5              50.8               59.6
                                                -------------   ---------------   ---------------   --------------
                                                     180.3             195.2             742.0              794.6

  Interest income..........................           (1.5)             (1.5)             (3.4)              (4.8)
  Interest capitalized for development
    projects...............................           (4.1)             (3.7)            (15.7)             (20.6)
  Accretion of debt and amortization of
    debt issuance costs....................            7.0              10.4              31.8               43.2
                                                -------------   ---------------   ---------------   --------------
                                                     181.7             200.4             754.7              812.4

  Non-cash gain on non-hedge accounting
    interest rate swap contracts...........          (11.6)            (10.3)            (48.1)              (2.4)
  Amortization of accumulated other
    comprehensive loss for de-designated
    interest rate swap contracts...........            5.4               8.9              23.1               35.4
  Costs incurred to early extinguish debt..           37.3               5.9             108.1               16.8
                                                -------------   ---------------   ---------------   --------------
      Total interest expense and other.....          212.8             204.9             837.8              862.2
      Interest expense allocated to
        discontinued operations............           (0.7)             (1.9)             (4.9)              (8.2)
                                                -------------   ---------------   ---------------   --------------
      Interest expense and other from
        continuing operations..............     $    212.1      $      203.0      $      832.9      $       854.0
                                                =============   ===============   ===============   ==============

                         ALLIED WASTE INDUSTRIES, INC.
                               SUMMARY DATA SHEET
                              (amounts in millions)
                                   (unaudited)


                                                                  For the Three          For the Twelve
                                                                   Months Ended           Months Ended
                                                                December 31, 2003      December 31, 2003
                                                                -------------------    -------------------
Acquisitions --
  Estimated annualized revenue acquired.......................  $            6.0       $           42.1
  Estimated annualized revenue acquired
    (after intercompany eliminations).........................               6.0                   39.3

Divestitures (A)  --
  Estimated annualized revenue divested (including
      $170.9 and $286.2 related to discontinued operations)...  $         (195.5)      $         (353.3)
  Estimated annualized revenue divested
    (after intercompany eliminations).........................            (190.7)                (338.6)

Capital Expenditures (for continuing operations) --
  Fixed asset purchases.......................................  $           81.9       $          272.7
  Cell development............................................              62.9                  219.1
                                                                -------------------    -------------------
     Total....................................................  $          144.8       $          491.8
                                                                ===================    ===================


(A) Amount does not include annualized revenues of $40.6 million (or $40.6 million after intercompany eliminations) related to assets held for sale at December 31, 2003, but not yet sold.

                          ALLIED WASTE INDUSTRIES, INC.
                               SUMMARY DATA SHEET
                               BALANCE SHEET DATA
                  (amounts in millions, except per share data)
                                   (unaudited)

                                                                                      December 31,            December 31,
                                                                                          2003                   2002
                                                                                  ---------------------    -------------------

ASSETS
  Current assets --
  Cash and cash equivalents.....................................................  $           444.7          $         179.4
  Accounts receivable, net of allowance of $22.4 and $22.3......................              651.3                    652.1
  Prepaid and other current assets..............................................              108.8                    136.2
  Deferred income taxes, net....................................................               80.8                    104.4
                                                                                  ---------------------    --------------------
    Total current assets........................................................            1,285.6                  1,072.1
  Property and equipment, net...................................................            4,018.9                  4,005.7
  Goodwill, net.................................................................            8,313.0                  8,530.4
  Other assets, net.............................................................              243.4                    320.7
                                                                                  ---------------------    --------------------
    Total assets................................................................  $        13,860.9          $      13,928.9
                                                                                  =====================    ====================
LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities --
  Current portion of long-term debt.............................................  $           249.6          $         163.5
  Accounts payable..............................................................              477.5                    414.0
  Current portion of accrued capping, closure, post-closure and environmental
    costs.......................................................................               95.2                     95.3
  Accrued interest..............................................................              174.1                    182.0
  Other accrued liabilities.....................................................              352.6                    379.3
  Unearned revenue..............................................................              218.8                    215.7
                                                                                  ---------------------    --------------------
    Total current liabilities...................................................            1,567.8                  1,449.8
  Long-term debt, less current portion..........................................            7,984.5                  8,718.7
  Deferred income taxes.........................................................              128.5                     51.4
  Accrued capping, closure, post-closure and environmental costs,
   less current portion.........................................................              790.1                    864.0
  Other long-term obligations...................................................              872.3                    909.0
  Commitments and contingencies
  Series A senior convertible preferred stock, 1.0 million shares authorized,
     issued and outstanding, liquidation preference of $1,247 per share..........                --                  1,246.9
  Stockholders' equity --
  Series C senior mandatory convertible preferred stock, $.10 par value, 6.9 million shares authorized, issued and outstanding, liquidation preference of
    $50.00 per share, net of $12 million of issuance costs......................              333.1                       --
  Common stock..................................................................                3.2                      2.0
  Additional paid-in capital....................................................            2,318.5                    989.6
  Other comprehensive loss......................................................              (94.5)                  (131.2)
  Retained deficit..............................................................              (42.6)                  (171.3)
                                                                                  ---------------------    --------------------
    Total stockholders' equity..................................................            2,517.7                    689.1
                                                                                  ---------------------    --------------------
    Total liabilities and stockholders' equity..................................  $        13,860.9        $        13,928.9
                                                                                  =====================    ====================

Days sales outstanding..........................................................            45 days                  45 days
                                                                                  =====================    ====================

                          ALLIED WASTE INDUSTRIES, INC.
                               SUMMARY DATA SHEET
                          STATEMENT OF CASH FLOWS DATA
                              (amounts in millions)
                                   (unaudited)

                                                                                 Three Months Ended
                                                                                  December 31, 2003
                                                                                ---------------------

Operating activities --
  Net loss.....................................................................  $           (2.8)
   Discontinued operations, net of tax..........................................             18.9
   Adjustments to reconcile net loss to cash provided by operating activities from continuing operations --
   Provisions for:
     Depreciation and amortization..............................................            141.3
     Doubtful accounts..........................................................              7.3
     Accretion of debt and amortization of debt issuance costs..................              7.0
     Deferred income taxes......................................................             13.5
     Gain on sale of fixed assets...............................................             (0.1)
     Non-cash gain on non-hedge accounting interest rate swap contracts.........            (11.6)
     Amortization of accumulated other comprehensive loss for de-designated
        interest rate swap contracts............................................              5.4
      Write-off of deferred debt issuance costs.................................              5.1
      Non-cash reduction in acquisition accruals................................             (2.7)
   Change in operating assets and liabilities, excluding the effects of purchase acquisitions --
     Accounts receivable, prepaid expenses, inventories and other...............             42.6
     Accounts payable, accrued liabilities, unearned income and other...........            (25.2)
   Capping, closure and post-closure accretion..................................             11.1
   Capping, closure and post-closure expenditures...............................            (23.7)
   Environmental expenditures...................................................             (7.3)
                                                                                  -------------------
 Cash provided by operating activities from continuing operations...............            178.8
                                                                                  -------------------
 Investing activities --
     Cost of acquisitions, net of cash acquired.................................             (6.1)
     Proceeds from divestitures, net of cash divested...........................            193.6
     Proceeds from sale of fixed assets.........................................              3.0
     Capital expenditures, excluding acquisitions...............................           (144.8)
     Capitalized interest.......................................................             (4.1)
     Change in deferred acquisition costs, notes receivable, and other..........             (2.4)
                                                                                  -------------------
 Cash provided by investing activities from continuing operations...............             39.2
                                                                                  -------------------
 Financing activities --
     Payment of Series C preferred stock dividend...............................             (5.4)
     Proceeds from long-term debt, net of issuance costs........................            349.4
     Payments of long-term debt.................................................           (340.3)
     Change in disbursement account.............................................             13.9
     Net proceeds from exercise of stock options and other......................              1.1
                                                                                  -------------------
 Cash provided by financing activities from continuing operations...............             18.7
                                                                                  -------------------

 Cash used for discontinued operations..........................................             (2.2)
                                                                                  -------------------

 Increase in cash and cash equivalents..........................................            234.5
 Cash and cash equivalents, beginning of period.................................            210.2
                                                                                  -------------------
 Cash and cash equivalents, end of period.......................................  $         444.7
                                                                                  ===================

                          ALLIED WASTE INDUSTRIES, INC.
                               SUMMARY DATA SHEET
                              (amounts in millions)
                                   (unaudited)                                      For the Three         For the Year
                                                                                    Months Ended        Ended December
                                                                                 December 31, 2003         31, 2003
                                                                                 -------------------   ------------------

Free Cash Flow *:
       Operating income before depreciation and amortization *...............  $       384.2        $      1,580.7
           Other non-cash items:
           Capping, closure and post-closure accretion.......................           11.1                  44.3
           Doubtful accounts.................................................            7.3                  23.6
           Gain on sale of fixed assets......................................           (0.1)                 (0.2)
           Reduction in acquisition accruals.................................           (2.7)                (11.2)

Less:   Cash interest........................................................         (222.1)               (742.5)
        Cash taxes...........................................................          (20.2)                (40.0)
        Payment of Series C Preferred Stock dividends........................           (5.4)                (10.2)
        Capping, closure, post-closure and environmental expenditures........          (31.0)                (75.1)
        Capital expenditures, excluding acquisitions.........................         (144.8)               (491.8)
        Changes in working capital...........................................           31.3                  17.2
        Remove change in accrued interest and accrued taxes from
           working capital...................................................           63.7                  34.8
                                                                               -------------------    ---------------
              Free cash flow ................................................           71.3                 329.6

              Cash flow from discontinued operations.........................           (3.6)                 13.0
              Cost of acquisitions, net of cash acquired.....................           (6.1)                (63.4)
              Other investing activities, net................................            0.6                   9.1
              Proceeds from issuance of equity, net of issuance costs........             --                 427.5
              Debt issuance costs............................................           (9.3)                (54.4)
              Premiums on debt repurchases...................................          (32.2)                (46.9)
              Accretion and other............................................           (9.0)                (14.5)
              Increase in cash...............................................         (234.5)               (265.3)
                                                                               ------------------      --------------
                   (Increase) decrease in debt...............................  $       (29.2)         $      648.1
                                                                               ==================      ==============
              Debt balance at beginning of period............................. $     8,204.9          $    8,882.2
              (Increase) decrease in debt.....................................         (29.2)                648.1
                                                                               ------------------      --------------
                   Debt balance at end of period.............................. $     8,234.1          $    8,234.1
                                                                               ==================       =============



* See discussion and reconciliation of the non-GAAP financial measures of free cash flow and operating income before depreciation and amortization in the press release attached as Exhibit 99.1.


                          ALLIED WASTE INDUSTRIES, INC.
                          SUMMARY LIQUIDITY DATA SHEET
                                   (unaudited)

Following is our debt maturity schedule as of December 31, 2003 (amounts in millions).

                      Debt              2004       2005      2006       2007         2008         2009      Thereafter      Total
 ----------------------------------  --------  ---------  ---------  ---------  -----------  -----------  --------------  ----------
Revolving Credit Facility  (A):.... $     --   $   --     $    --    $    --    $     --     $      --    $       --      $    --
Tranche B term loan due 2010.......     15.0      15.0       15.0       15.0        15.0          15.0        1,095.0      1,185.0
Term Loan C due 2010...............      3.1       3.1        3.1        3.1         3.1           3.1         231.4         250.0
Receivables secured loan...........       --        --         --         --       146.3            --            --         146.3
7.375% Senior notes (B)............    225.0        --         --         --          --            --            --         225.0
7.875% BFI Senior notes............       --      69.5         --         --          --            --            --          69.5
7.625% Senior notes................       --        --      600.0         --          --            --            --         600.0
8.875% Senior notes................       --        --         --         --       600.0            --            --         600.0
8.50% Senior notes.................       --        --         --         --       750.0            --            --         750.0
6.375% BFI Senior notes ...........       --        --         --         --       161.2            --            --         161.2
7.875% Senior notes due 2009(C)....       --        --         --         --          --         875.0            --         875.0
7.875% Senior notes due 2013.......       --        --         --         --          --            --         450.0         450.0
6.50% Senior notes due 2010........       --        --         --         --          --            --         350.0         350.0
10.00% Senior sub notes
  due 2009 (D).....................       --        --         --         --          --       1,493.9            --       1,493.9
9.25% Senior notes due 2012........       --        --         --         --          --            --         375.0         375.0
9.25% BFI debentures due 2021......       --        --         --         --          --            --          99.5          99.5
7.40% BFI debentures due 2035......       --        --         --         --          --            --         360.0         360.0
Other debt.........................      6.5      15.1        8.0        1.4         0.3           0.3         301.0         332.6
                                    --------- --------- ---------- -----------  ----------   -----------  -------------  -----------
Total principal due................ $  249.6  $  102.7   $  626.1  $    19.5    $1,675.9      $2,387.3    $  3,261.9     $ 8,323.0
Discount, net......................       --      (0.8)        --         --       (12.8)          2.6         (77.9)        (88.9)
                                    --------- --------- ---------- -----------  ----------   -----------  -------------  -----------
Total debt balance ................ $  249.6  $  101.9   $  626.1  $    19.5    $1,663.1      $2,389.9    $  3,184.0     $ 8,234.1
                                    ========= ========= ========== ===========  ===========   ===========  =============  ==========

(A) At December 31, 2003, under our 2003 Credit Facility, we had a revolver capacity commitment of $1.5 billion with no balance outstanding and $637 million of letters of credit outstanding, providing us remaining availability of $863 million. In addition, we had an institutional letter of credit facility of $200 million available under the 2003 Credit Facility, all of which was used for letters of credit outstanding.

(B) On January 2, 2004, we repaid our $225 million 7 3/8% senior notes due 2004 with available cash.

(C) During January 2004, we issued $400 million of 5.75% senior notes due 2011 and $425 million of 6.125% senior notes due 2014 in a private placement under Rule 144A of the Securities Act of 1933. We intend to use the proceeds from the issuance of these notes to redeem $825 million of our 7.875% senior notes due 2009 at a redemption price of 103.9375%.

(D) During January 2004, we repurchased approximately $94 million of our 10% senior subordinated notes due 2009 through open market repurchases with the remaining proceeds from our $350 million 6.50% senior notes due 2010 issued in November 2003.


                                                                       Actual at
                                                                   December 31, 2003
                                                                ----------------------
                                                                 (in millions, except
                                                                      percentage)
Capital Structure:
      Long-term debt (including current portion)..............   $      8,234.1
      Equity..................................................   $      2,517.7
                                                                   ------------------
      Debt to total capitalization............................            76.6%
                                                                   ------------------




                          ALLIED WASTE INDUSTRIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  (amounts in millions, except per share data)
                                   (unaudited)

In connection  with the divestiture of certain  operations in New Jersey,  South
Carolina, Georgia, Colorado, Florida and Virginia during 2003, we reclassified the results of operations of these companies from continuing operations into discontinued operations for the current and prior periods in accordance with generally accepted accounting principles. Following are the reclassified results from the eight quarters ended December 31, 2003 to provide historical financial information on a comparative basis to our current presentation.

                                              For the Three           For the Three        For the Three       For the Three
                                               Months Ended           Months Ended          Months Ended        Months Ended
                                            December 31, 2003      September 30, 2003      June 30, 2003       March 31, 2003
                                            -------------------    --------------------    ---------------    -----------------
Revenues..................................  $        1,312.5       $       1,361.6         $    1,342.5       $     1,231.1
Costs of operations.......................             805.1                 821.7                816.4               746.9
Selling, general and administrative
  expenses................................             123.2                 118.7                117.8               117.2
Depreciation and amortization.............             141.3                 139.2                138.3               127.2
                                            -------------------    --------------------    ---------------    -----------------
  Operating income........................             242.9                 282.0                270.0               239.8
Interest expense and other................             212.1                 194.3                234.9               191.6
                                            -------------------    --------------------    ---------------    -----------------
  Income before income taxes..............              30.8                  87.7                 35.1                48.2
Income tax expense........................              14.2                  38.7                 15.6                20.2
Minority interest.........................               0.5                   0.5                  0.4                 0.5
                                            -------------------    --------------------    ---------------    -----------------
  Income from continuing operations.......              16.1                  48.5                 19.1                27.5
Discontinued operations, net of tax.......             (18.9)                (10.1)                11.8                 5.7
Cumulative effect of accounting change,
    net of tax............................                --                    --                   --                29.0
                                            -------------------    --------------------    ---------------    -----------------
  Net income (loss).......................              (2.8)                 38.4                 30.9                62.2
Dividends on Series A Preferred Stock.....             (18.4)                (21.1)               (20.5)              (20.0)
Dividends on Series C Preferred Stock.....              (5.4)                 (5.4)                (4.8)                 --
Non-cash conversion of Series A Preferred
    Stock.................................            (496.6)                   --                   --                  --
                                            -------------------    --------------------    ---------------    -----------------
  Net income (loss) available to common
    shareholders..........................  $         (523.2)      $          11.9         $        5.6       $        42.2
                                            ===================    ====================    ===============    =================

Weighted average common and common
  equivalent shares                                    220.3                 206.9                201.4               193.5

Income (loss) per common share from
  continuing operations...................  $          (2.29)      $          0.11         $      (0.03)      $        0.04
                                            -------------------    --------------------    ---------------    -----------------

Income (loss) per common share............  $          (2.38)      $          0.06         $       0.03       $        0.22
                                            -------------------    --------------------    ---------------    -----------------


                          ALLIED WASTE INDUSTRIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  (amounts in millions, except per share data)
                                   (unaudited)


                                              For the Three           For the Three        For the Three       For the Three
                                               Months Ended           Months Ended          Months Ended        Months Ended
                                            December 31, 2002      September 30, 2002      June 30, 2002       March 31, 2002
                                            -------------------    --------------------    ---------------    ----------------
Revenues..................................  $       1,290.2        $       1,346.3         $    1,320.2       $     1,234.1
Costs of operations.......................            754.7                  781.2                773.4               729.8
Selling, general and administrative
  expenses................................            117.4                  115.5                113.9               115.9
Depreciation and amortization.............            119.3                  122.7                121.2               115.3
Gain on divestiture of assets.............            (9.3)                     --                   --                  --
                                            -------------------    --------------------    ---------------    ----------------
  Operating income........................            308.1                  326.9                311.7               273.1
Interest expense and other................            203.0                  228.0                227.7               195.3
                                            -------------------    --------------------    ---------------    ----------------
  Income before income taxes..............            105.1                   98.9                 84.0                77.8
Income tax expense........................             57.4                   41.3                 35.2                31.7
Minority interest.........................              0.2                    0.7                  0.5                 0.5
                                            -------------------    --------------------    ---------------    ----------------
Income from continuing operations.........             47.5                   56.9                 48.3                45.6
Discontinued operations, net of tax.......              6.2                    0.2                  4.9                 5.5
                                            -------------------    --------------------    ---------------    ----------------
  Net income..............................             53.7                   57.1                 53.2                51.1
Dividends on Series A Preferred Stock.....            (20.1)                 (19.8)               (19.2)              (18.8)
                                            -------------------    --------------------    ---------------    ----------------
  Net income available to common
    shareholders..........................  $          33.6        $          37.3         $       34.0       $        32.3
                                            ===================    ====================    ===============    ================

Weighted average common and common
  equivalent shares                                   193.3                  192.7                193.9               194.1

Income per common share from
  continuing operations...................  $          0.14        $          0.19         $       0.15       $        0.14
                                            -------------------    --------------------    ---------------    ----------------

Income per common share...................  $          0.17        $          0.19         $       0.18       $        0.17
                                            -------------------    --------------------    ---------------    ----------------

                                       10